Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	J. Wes Frye
Senior Vice President, Finance and
Chief Financial Officer
(336) 822-5305

OLD DOMINION FREIGHT LINE ANNOUNCES “AT-THE-MARKET” OFFERING

THOMASVILLE, N.C. — (February 2, 2011) — Old Dominion Freight Line, Inc. (NASDAQ: ODFL) announced today that it has filed a prospectus supplement under which it may from time to time over the next twelve months sell shares of its common stock having an aggregate offering price of up to $100 million through an “at-the-market” offering program. The shares would be offered through Stifel Nicolaus Weisel, as sales agent and/or principal.

Sales of the shares, if any, would be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market, in privately negotiated transactions, or otherwise at market prices prevailing at the time of sale. The Company intends to use the proceeds from this offering to finance long-term capital expenditures and future acquisitions, if any, as well as for general corporate purposes.

Sales in the offering, if any, would be made pursuant to a prospectus supplement, dated February 2, 2011, to the Company’s prospectus, dated October 28, 2009, filed as part of its effective shelf registration statement, and may be made until February 2, 2012. Before you invest, you should read the prospectus in the Company’s shelf registration statement, the prospectus supplement and other documents the Company has filed with the Securities and Exchange Commission (the “SEC”) for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the sales agent will arrange to send you the prospectus supplement and the related prospectus if you request it by contacting Stifel Nicolaus Weisel, Attention: Syndicate Department, One South Street, Baltimore, Maryland 21202, telephone: 443-224-1988.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Company’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualifications under the securities law of any such state or jurisdiction.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following:

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ODFL Announces “At-the-Market” Offering

February 2, 2011

(1) the competitive environment with respect to industry capacity and demand, including whether our pricing and resulting revenue are sufficient to cover our operating expenses; (2) the negative impact of any unionization, or the passage of legislation that could facilitate unionization, of our employees; (3) the challenges associated with executing our growth strategy, including inability to successfully consummate and integrate acquisitions, if any; (4) changes in our goals and strategies, which are subject to change at any time at our discretion; (5) various economic factors such as economic recessions and downturns in customers’ business cycles and shipping requirements; (6) increases in driver compensation or other difficulties in attracting and retaining qualified drivers; (7) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation, long-term disability and group health, including increased premiums, adverse loss development, increased self-insured retention levels, and claims in excess of coverage levels; (8) the availability and cost of capital for our significant ongoing cash requirements; (9) the availability and cost of new equipment, particularly in light of regulatory changes impacting the cost of new equipment; (10) decreases in demand for, and the value of, used equipment; (11) the availability and price of diesel fuel, the effectiveness of fuel surcharges in mitigating the impact of fluctuating fuel prices and our ability to collect fuel surcharges from our customers; (12) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, and new safety standards for drivers and equipment; (13) the costs and potential adverse impact associated with the implementation of the new safety monitoring system of the Federal Motor Carrier Safety Administration; (14) seasonal trends in the industry, including the possibility of harsh weather conditions; (15) our dependence on key employees; (16) the concentration of our stock ownership with the Congdon family; (17) the costs and potential adverse impact associated with potential future changes in accounting standards or practices; (18) the impact caused by potential disruptions to our information technology systems; (19) the risks set forth under the heading “Risk Factors” in the prospectus supplement filed with the SEC on February 2, 2011; and (20) other risks and uncertainties indicated from time to time in our filings with the SEC.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload, non-union motor carrier providing regional, inter-regional and national LTL service and value added logistics services. In addition to its core LTL services, the Company offers its customers a broad range of logistics services including ground and air expedited transportation, supply chain consulting, transportation management, truckload brokerage, container delivery and warehousing services. Through marketing and carrier relationships, the Company also offers door-to-door international freight services to and from all of North America, Central America, South America and the Far East.

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